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                       FIRST AMENDMENT TO LETTER AGREEMENT


         This First Amendment, dated as of January 30, 2003, (the "Amendment"), to Letter Agreement, dated January 14, 2003 (the "Letter Agreement"), is executed by and between M.H. MEYERSON & CO., INC. (the "Company") and John P. Leighton ("Leighton").

                                    Recitals
                                    --------

         A. As of January 14, 2003, the parties executed the Letter Agreement concerning Leighton's employment by the Company.

         B. The parties have restructured Leighton's compensation in certain respects.

         C. The parties now desire to amend the Agreement to reflect the foregoing as hereinafter set forth.

                                    Agreement
                                    ---------

         In consideration of the agreements contained herein, the parties hereto hereby agree as follows:

         Section 1.   Amendment.
                      ---------

         (a) the second full paragraph of the Letter Agreement is hereby deleted in its entirety and the following text is inserted in its stead:

              "Concurrently with the execution of this Letter Agreement, you and the Company are entering into (i) an agreement (the "Employment Agreement") providing for your employment by the Company as its Chief Executive Officer; and (ii) a Warrant Agreement providing for the issuance of warrants to purchase 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Agreements referred to in sub-clauses (i) and (ii) above are collectively referred to as the "Agreements"."

         (b) Section 5 of the Agreement is amended by deleting the words "pursuant to which the Company will issue the Options (as defined in the Employment Agreement)."

         (c) Section 6 of the Agreement is amended by deleting sub-clause (i) thereof in its entirety and inserting the words "(i) a Registration Statement on Form S-8 to cover the shares issuable pursuant to the stock option plan referred to in Section 5(a) hereof."

         Section 3. Effect of Amendment. Except as expressly stated herein, the Agreement is and shall be unchanged and remain in full force and effect. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way release, harm or diminish, impair, reduce or otherwise affect, the respective obligations and liabilities under the Agreement, all of which shall continue in full force and effect.

         Section 4. Miscellaneous. This Amendment is a contract made under and shall be construed in accordance with and governed by the laws of the state of New Jersey. This Amendment shall benefit and bind the parties hereto and their respective assigns, successors and

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legal representatives. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. All titles or headings to the sections or other divisions of this Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, subsections or the divisions, such other content being controlling as to the agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                M.H. MEYERSON & CO., INC.


                                By: /s/ Martin H. Meyerson
                                    ----------------------
                                    Martin H. Meyerson
                                    Co-Chairman

                                   /s/ John P. Leighton
                                --------------------------
                                    John P. Leighton